Exhibit 99.3

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION OF

COLFAX CORPORATION AND DJO GLOBAL, INC.

The following unaudited pro forma consolidated condensed financial information of Colfax Corporation (“Colfax” or the “Company”) is presented to illustrate the estimated income statement effects of the acquisition of DJO Global, Inc. (“DJO” or the “Acquisition”) as such data may have appeared if the Acquisition had been completed on January 1, 2018. The unaudited pro forma consolidated condensed balance sheet is presented as if the Acquisition had been completed on December 31, 2018. The unaudited pro forma consolidated condensed financial information has been derived from and should be read in conjunction with:

•

Colfax Corporation’s audited consolidated financial statements and related notes as of and for the year ended December 31, 2018, included in Colfax’s Annual Report on Form 10-K for the year ended December 31, 2018; and

•	DJO Global, Inc.’s audited consolidated financial statements and related notes as of and for the year ended December 31, 2018.

To prepare the unaudited pro forma consolidated condensed financial information, the historical financial statements of DJO have been adjusted to reflect certain reclassifications to conform to Colfax’s financial statement presentation as described in Note 3. Pro forma adjustments were made to Colfax’s historical consolidated financial information to reflect items that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the consolidated operating results of Colfax.

The pro forma financial information does not reflect the costs of any integration activities, possible or pending asset dispositions, the benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies that may result from the Acquisition.

The pro forma financial information is presented for informational purposes only and does not purport to represent what the results of operations or financial condition would have been had the Acquisition actually occurred on the dates indicated, nor does it purport to project the consolidated results of operations or financial condition of the Company for any future period or as of any future date.

The unaudited pro forma consolidated condensed financial information has been prepared using the acquisition method of accounting under U.S. generally accepted accounting principles, which are subject to change and interpretation. The acquisition accounting is dependent upon certain valuations and other studies that have yet to be finalized. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma consolidated condensed financial information. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the accompanying unaudited pro forma consolidated condensed financial information and the Company’s consolidated future results of operations and financial position.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

COLFAX CORPORATION

(in thousands)	As of 12/31/2018 Historical Colfax	As of 12/31/2018 Historical DJO	Equity- Related Adjustments		Debt- Related Adjustments		Merger- Related Adjustments		Pro Forma
		(Note 3)	(Note 5)		(Note 6)		(Note 7)
Assets
Cash and cash equivalents	$245,019	$35,053	$447,700	(a)	$2,785,802	(a)	$(3,233,502	)(a)	$280,072
Trade receivable, net	989,418	171,910	—		—		—		1,161,328
Inventories, net	496,535	184,644	—		—		27,347	(b)	708,526
Other current assets	227,469	35,095	—		—		(1,620	)(c)	260,944

Total current assets	1,958,441	426,702	447,700		2,785,802		(3,207,775)		2,410,870
Property, plant, and equipment, net	503,344	144,269	—		—		27,231	(d)	674,844
Goodwill	2,576,617	877,502	—		—		424,243	(e)	3,878,362
Intangible assets, net	1,012,913	554,268	—		—		1,309,732	(f)	2,876,913
Other assets	552,557	5,659	—		5,934	(b)	—		564,150

Total assets	$6,603,872	$2,008,400	$447,700		$2,791,736		$(1,446,569)		$10,405,139

Liabilities and Equity
Liabilities
Current portion of long-term debt	$6,334	$29,501	$22,582	(b)	$61,250	(c)	$(29,501	)(g)	$90,166
Accounts payable	640,667	118,504	—		—		—		759,171
Customer advances and billings in excess of costs incurred	147,307	—	—		—		—		147,307
Accrued liabilities	405,037	158,708	—		(112	)(d)	52,042	(h)	615,675
Total current liabilities	1,199,345	306,713	22,582		61,138		22,541		1,612,319

Long-term debt, less current portion	1,192,408	2,434,385	47,303	(c)	2,734,331	(e)	(2,434,385	)(g)	3,974,042
Other liabilities	735,173	129,643	—		—		206,499	(i)	1,071,315

Total liabilities	3,126,926	2,870,741	69,885		2,795,469		(2,205,345)		6,657,676

Equity
Common stock	117	498	—		—		(498	)(j)	117
Additional paid-in capital	3,057,982	847,517	377,815	(d)	—		(847,517	)(j)	3,435,797
Retained earnings	991,838	(1,681,620)	—		(3,733	)(f)	1,576,286	(j)	882,771
Accumulated other comprehensive loss	(780,177)	(30,505)	—		—		30,505	(j)	(780,177)

Total Colfax equity	3,269,760	(864,110)	377,815		(3,733)		758,776		3,538,508
Noncontrolling interest	207,186	1,769	—		—		—		208,955

Total equity	3,476,946	(862,341)	377,815		(3,733)		758,776		3,747,463

Total liabilities and equity	$6,603,872	$2,008,400	$447,700		$2,791,736		$(1,446,569)		$10,405,139

The accompanying notes are an integral part of these unaudited pro forma consolidated condensed financial information.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

COLFAX CORPORATION

	For the year ended 12/31/2018 Historical Colfax	For the year ended 12/31/2018 Historical DJO	Equity- Related Adjustments		Debt- Related Adjustments		Merger- Related Adjustments		Pro Forma
(in thousands, except per share amounts)		(Note 3)	(Note 5)		(Note 6)		(Note 8)
Net sales	$3,666,812	$1,201,935	$—		$—		$—		$4,868,747
Cost of sales	2,533,973	488,099	—		—		2,262	(a)	3,024,334

Gross profit	1,132,839	713,836	—		—		(2,262)		1,844,413
Selling, general and administrative expense	818,210	555,341	—		—		32,892	(a),(b)	1,406,443
Restructuring and other related charges	77,686	59,819	—		—		—		137,505

Operating income	236,943	98,676	—		—		(35,154)		300,465

Pension settlement gain	(39)	—	—		—		—		(39)
Interest expense, net	44,052	185,723	4,660	(e)	148,129	(g)	(182,732	)(c)	199,832
Loss on short term investments	10,128	—	—		—		—		10,128

Income (loss) from continuing operations before income taxes	182,802	(87,047)	(4,660)		(148,129)		147,578		90,544
(Benefit) provision for income taxes	(21)	(21,532)	(1,165	)(f)	(37,032	)(h)	36,895	(d)	(22,855)

Net income (loss) from continuing operations	182,823	(65,515)	(3,495)		(111,097)		110,683		113,399
(Loss) income from discontinued operations, net of taxes	(28,350)	516	—		—		—		(27,834)

Net income (loss)	154,473	(64,999)	(3,495)		(111,097)		110,683		85,565
Less: income attributable to noncontrolling interest, net of taxes	14,277	1,028	—		—		—		15,305

Net income (loss) attributable to Colfax Corporation	$140,196	$(66,027)	$(3,495)		$(111,097)		$110,683		$70,260

Net income (loss) per share - basic (Note 9)
Continuing operations	$1.40								$0.82

Discontinued operations	$(0.24)								$(0.20)

Consolidated operations	$1.16								$0.62

Net income (loss) per share - diluted (Note 9)
Continuing operations	$1.40								$0.79

Discontinued operations	$(0.24)								$(0.19)

Consolidated operations	$1.16								$0.60

The accompanying notes are an integral part of these unaudited pro forma consolidated condensed financial information.

Notes to Unaudited Pro Forma Consolidated Condensed Financial Information

1. Description of Acquisition

On February 22, 2019, Colfax completed the purchase of DJO Global, Inc. (“DJO” or the “Acquisition”) pursuant to the previously disclosed Agreement and Plan of Merger (the “Merger Agreement”), dated November 19, 2018. Colfax paid an aggregate purchase price of $3.15 billion, net of cash acquired, which is subject to certain adjustments set forth in the Merger Agreement (the “Purchase Price”). DJO is a global leader in orthopedic solutions, providing orthopedic devices, reconstructive implants, software and services spanning the full continuum of patient care, from injury prevention to rehabilitation. Pursuant to the Merger Agreement, DJO is an indirect, wholly-owned subsidiary of Colfax.

Colfax financed the Acquisition with the net proceeds from the offering of tangible equity units, the net proceeds from the offering of two tranches of senior notes, and proceeds from the credit agreement.

On January 11, 2019, in connection with the Acquisition, the Company issued $460 million in tangible equity units. The Company offered 4 million of its 5.75% tangible equity units (“TEUs”) at the stated amount of $100 per unit. An option to purchase up to an additional 600,000 tangible equity units at the stated amount of $100 per unit was exercised in full at settlement. The TEUs are comprised of a prepaid stock purchase contract and a senior amortizing note due January 2022.

On February 5, 2019, two tranches of senior notes (collectively, the “2024 and 2026 Notes”) with aggregate principal amounts of $600 million (the “2024 Notes”) and $400 million (the “2026 Notes”) were issued by CFX Escrow Corporation, an unaffiliated special purpose finance entity established to issue the 2024 and 2026 Notes and incorporated in the State of Delaware, to finance a portion of the Acquisition. The 2024 Notes are due on February 15, 2024 and have an interest rate of 6.0%. The 2026 Notes are due on February 15, 2026 and have an interest rate of 6.375%. Upon closing of the Acquisition, the Company assumed all of CFX Escrow Corporation’s obligations under the 2024 Notes and 2026 Notes. Each tranche of notes is guaranteed by certain of the Company’s domestic subsidiaries.

On December 17, 2018, in connection with the Acquisition, the Company entered into a credit agreement (the “New Credit Facility”) by and among the Company, as the borrower, certain U.S. subsidiaries of the Company identified therein, as guarantors, each of the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Credit Suisse Loan Funding LLC, as syndication agent, and the co-documentation agents named therein. The New Credit Facility consists of a revolving credit facility which totals $1.3 billion in commitments (the “New Revolver”) and a Term A-1 loan in an aggregate amount of $1.2 billion (the “Five Year Term Loan”), each of which matures in five years, and a Term A-2 loan in an aggregate amount of $500 million, which matures in two years (the “Two Year Term Loan” and, together with the Five Year Term Loan, the “New Term Loan Facilities”). The New Revolver contains a $50 million swing line loan sub-facility. The initial credit extensions under the New Credit Facility were only made available to the Company on the date of consummation of the Acquisition, which occurred on February 22, 2019.

2. Basis of Presentation

The Acquisition is accounted for as a business combination by Colfax using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, under GAAP. Under the acquisition method of accounting, the total estimated purchase price of an acquisition is allocated to the net tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. Such valuations are based on available information and certain assumptions that management believes are reasonable. The preliminary allocation of the estimated purchase price to the net tangible and intangible assets acquired and liabilities assumed is based on various preliminary estimates. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing the pro forma financial information. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could be material. The differences, if any, could have a material impact on the accompanying pro forma financial information and Colfax’s consolidated future results of operations and financial position.

Colfax performed a review of DJO’s accounting policies for the purpose of identifying any material differences in significant accounting policies and any accounting adjustments that would be required in connection with adopting uniform policies. Management is not aware of any differences in the accounting policies that result in material adjustments to the consolidated financial information from conforming the accounting policies, except for the presentation of certain financial statement line items as discussed below.

The unaudited pro forma consolidated financial information is presented for informational purposes only and does not purport to represent what our results of operations or financial condition would have been had the Acquisition actually occurred on the dates indicated, nor do they purport to project our results of operations or financial condition for any future period or as of any future date.

3. Reclassifications

Certain reclassifications were made to the historical financial statements of DJO to conform DJO’s financial statement line item presentation to Colfax’s presentation, which include the following:

DJO reclassifications in the unaudited pro forma condensed consolidated balance sheet as of December 31, 2018

(in thousands)	Before Reclassification	Reclassification		After Reclassification
Prepaid expenses and other current assets	34,696	(34,696	)(a)	—
Current assets of discontinued operations	399	(399	)(a)	—
Other current assets	—	35,095	(a)	35,095
Accrued interest	18,943	(18,943	)(b)	—
Other current liabilities	139,765	(139,765	)(b)	—
Accrued liabilities	—	158,708	(b)	158,708
Deferred tax liabilities, net	109,527	(109,527	)(c)	—
Other long-term liabilities	20,116	(20,116	)(c)	—
Other liabilities	—	129,643	(c)	129,643
Treasury stock at cost	(3,600)	3,600	(d)	—
Additional paid-in capital	851,117	(851,117	)(d)	—
Additional paid-in capital	—	847,517	(d)	847,517
Accumulated deficit	(1,681,620)	1,681,620	(e)	—
Retained earnings	—	(1,681,620	)(e)	(1,681,620)

(a)

Represents the reclassification of Prepaid expenses and other current assets and Current assets of discontinued operations on DJO’s balance sheet into Other current assets to conform to Colfax’s balance sheet presentation.

(b)	Represents the reclassification of Accrued interest and Other current liabilities on DJO’s balance sheet into Accrued liabilities to conform to Colfax’s balance sheet presentation.
(c)	Represents the reclassification of Deferred tax liabilities, net and Other long-term liabilities on DJO’s balance sheet into Other liabilities to conform to Colfax’s balance sheet presentation.
(d)	Represents the reclassification of Treasury stock at cost and Additional paid-in capital on DJO’s balance sheet into Additional paid-in capital to conform to Colfax’s balance sheet presentation.
(e)	Represents the reclassification of Accumulated deficit on DJO’s balance sheet into Retained earnings to conform to Colfax’s balance sheet presentation.

DJO reclassifications in the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2018

(in thousands)	Before Reclassification	Reclassification		After Reclassification
Selling, general, and administrative	454,224	(454,224	)(f)	—
Research and development	40,330	(40,330	)(f)	—
Amortization of intangible assets	60,787	(60,787	)(f)	—
Selling, general, and administrative expense	—	555,341	(f)	555,341
Cost of sales	30,724	(30,724	)(g)	—
Selling, general and administrative	27,932	(27,932	)(g)	—
Research and development	1,163	(1,163	)(g)	—
Restructuring and other related charges	—	59,819	(g)	59,819
Interest expense, net	183,509	(183,509	)(h)	—
Other expense, net	2,214	(2,214	)(h)	—
Interest expense, net	—	185,723	(h)	185,723

(f)

Represents the reclassification of a portion of Research and development, Amortization of intangible assets, and a portion of Selling, general, and administrative on DJO’s statement of operations into Selling, general, and administrative expense to conform to Colfax’s statement of operations presentation.

(g)

Represents the reclassification of a portion of Cost of sales, a portion of Selling general and administrative and a portion of Research and development on DJO’s statement of operations into Restructuring and other related charges to conform to Colfax’s statement of operations presentation.

(h)	Represents the reclassification of Interest expense, net and Other expense, net on DJO’s statement of operations into Interest expense, net to conform to Colfax’s statement of operations presentation.

4. Preliminary Purchase Price Allocation

The pro forma adjustments include a preliminary allocation of the estimated purchase price of DJO to the estimated fair values of assets acquired and liabilities assumed at the Acquisition date, with the excess recorded as goodwill. The final allocation of the purchase price could differ materially from the preliminary allocation presented in the unaudited pro forma consolidated condensed financial information.

The following is a summary of the preliminary purchase price allocation giving effect to the Acquisition as if it had been completed on December 31, 2018:

(in thousands)
Trade receivables	$171,910
Inventories	211,991
Other current assets	33,475
Property, plant and equipment	171,500
Goodwill	1,301,745
Intangible assets	1,864,000
Other assets	5,659

Total assets acquired, net of cash	3,760,280

Accounts payable, accrued expenses and other current liabilities	(277,212)
Deferred tax liability, including current portion	(316,026)
Other long-term liabilities	(20,116)
Noncontrolling interest	(1,769)

Consideration, net of cash acquired	$3,145,157

5. Equity Related Pro Forma Adjustments

The following summarizes the pro forma adjustments in connection with the TEUs financing of the Acquisition as if it had occurred on January 1, 2018 for the purposes of the pro forma consolidated statement of operations, and as if it had occurred on December 31, 2018 for the purposes of the unaudited pro forma consolidated balance sheet.

(a)	Adjustment to cash consists of the following:

As of
(in thousands)	December 31, 2018
Gross proceeds raised from the TEUs	$460,000
Cash paid for financing fees related to the TEUs	(12,300)

Net Proceeds from the TEUs	$447,700

(b)	Adjustment to record the current portion of the debt component of the TEUs.

(c)	Adjustment to record the non-current portion of the debt component of the TEUs.

(d)	Adjustment to record the equity component of the TEUs. After a detailed assessment, Colfax concluded that the purchase contract component of the TEUs should be classified as equity.

(e)	Adjustment to interest expense consists of the following:

Year ended
(in thousands)	December 31, 2018
Interest expense related to the debt component of the TEUs	$3,648
Amortization of deferred financing fees related to the debt component of the TEUs(1)	1,012

Pro forma adjustment to interest expense	$4,660

(1)

Represents fees paid to the initial purchasers for their services in arranging and structuring the financing as well as other debt issuance costs. The fees were allocated between the debt and equity component on a pro-rata basis. Only the deferred financing fees related to the debt component of the TEUs will be amortized. These fees will be amortized using the effective interest method.

(f)

Adjustment to record the income tax impacts of the pro forma adjustments using a statutory tax rate of 25.0% for the year ended December 31, 2018. These rates do not reflect Colfax’s effective tax rate, which includes other items and may differ from the rates assumed for purposes of preparing these statements.

6. Debt Related Pro Forma Adjustments

The following summarizes the pro forma adjustments in connection with the new debt financing of the Acquisition and the refinancing of certain historical financings of Colfax as if each had occurred on January 1, 2018 for the purposes of the pro forma consolidated statement of operations, and as if each had occurred on December 31, 2018 for the purposes of the unaudited pro forma consolidated balance sheet.

(a)	Adjustment to cash consists of the following:

As of
(in thousands)	December 31, 2018
Amounts borrowed under the 2024 and 2026 Notes	$1,000,000
Amounts borrowed under the Two Year Term Loan	500,000
Amounts borrowed under the Five Year Term Loan	1,225,000
Amounts drawn down on New Revolver	813,721
Cash paid for financing fees related to the 2024 and 2026 Notes	(12,500)
Cash paid for financing fees related to the Two Year Term Loan	(882)
Cash paid for financing fees related to the Five Year Term Loan	(3,770)
Cash paid for financing fees related to the New Revolver	(8,155)
Cash paid in connection with repayment of historical financing(1)	(727,612)

Net amount of cash from debt financing	$2,785,802

(1)

This amount reflects the historical financing outstanding as of December 31, 2018 that would have been paid off if the transaction had closed on December 31, 2018. At the close of the Acquisition on February 22, 2019, the actual amount of historical financing repaid was $836.2 million.

(b)	Adjustment to other assets consists of the following:

As of
(in thousands)	December 31, 2018
Record deferred financing fees related to the New Revolver(1)	$8,155
Eliminate deferred financing fees related to the repayment of historical financing	(2,221)

Total adjustment to other assets	$5,934

(1)	The capitalized costs will be amortized over the term of the New Revolver on a straight-line basis.

(c)	Adjustment to record the current portion of long-term debt related to Five Year Term Loan.

(d)	Adjustment to eliminate the accrued interest associated with repayment of historical financing

(e)	Adjustment to long-term debt consists of the following:

As of
(in thousands)	December 31, 2018
Record aggregate amount of the 2024 and 2026 Notes	$1,000,000
Record aggregate amount of the Two Year Term Loan	500,000
Record aggregate amount of the Five Year Term Loan, less current portion	1,163,750
Record amount drawn down on New Revolver	813,721
Less: Cash paid for financing fees related to the 2024 and 2026 Notes	(12,500)
Less: Cash paid for financing fees related to the Two Year Term Loan	(882)
Less: Cash paid for financing fees related to the Five Year Term Loan	(3,770)
Less: Repayment of historical financing, net of deferred financing fees	(725,988)

Total adjustment to debt, net of current portion	$2,734,331

(f)	Adjustment to retained earnings consists for the following:

As of
(in thousands)	December 31, 2018
Eliminate deferred financing fees related to the repayment of historical financing, classified as other assets	$(2,221)
Eliminate deferred financing fees related to the repayment of historical financing, classified as contra liability	(1,512)

Total adjustment to retained earnings	$(3,733)

(g)	Adjustment to interest expense consists of the following:

Year ended
(in thousands)	December 31, 2018
Interest expense related to new debt borrowings(1)	$136,175
Interest expense related to draw down from New Revolver	36,928
Amortization of deferred financing fees(2)	5,160
Add back: interest expense related to historical financing(3)	(30,134)

Pro forma adjustment to interest expense	$148,129

(1)	Comprised of interest expense related to the 2024 and 2026 Notes and the New Term Loan Facilities.
(2)

Represents fees paid to the initial purchasers for their services in arranging and structuring the financing as well as other debt issuance costs. Deferred financing fees related to the 2024 and 2026 Notes and the New Term Loan Facilities are amortized using the effective interest method. Deferred financing fees related to the New Revolver are amortized on a straight-line basis.

(3)	Represents interest expense, including amortization of deferred financing fees, related to the debt that will be paid off in connection with the new debt financing of the Acquisition.

The adjustment to interest expense assumes the principal, stated amount, assumed rates on the New Revolver and New Term Loan Facilities do not change from those assumed, however, a 0.125% change in the respective variable interest rate of the New Revolver and New Term Loan Facilities would result in an increase or decrease in pro forma interest expense of approximately $3.2 million for the year ended December 31, 2018.

(h)

Adjustment to record the income tax impacts of the pro forma adjustments using a statutory tax rate of 25.0% for the year ended December 31, 2018. These rates do not reflect Colfax’s effective tax rate, which includes other items and may differ from the rates assumed for purposes of preparing these statements.

7. Merger Related Pro Forma Consolidated Condensed Balance Sheet Adjustments

The following summarizes the pro forma adjustments in connection with the Acquisition (including associated repayment or redemption of all existing indebtedness of DJO) to give effect as if it had been completed on December 31, 2018 for the purposes of pro forma consolidated balance sheet:

(a)	Adjustment to cash consists of the following:

As of
(in thousands)	December 31, 2018
Merger Cash Consideration, net of DJO cash acquired	$3,145,157
Plus: DJO Cash	35,053

Aggregate Merger Consideration	$3,180,210
Plus: Other transaction fees and expenses incurred by Colfax	53,292

Total merger related adjustment to cash	$$3,233,502

Aggregate Merger Consideration does not give effect to all adjustments to the total amount payable by Colfax under the Merger Agreement. Such amounts may differ from the estimates presented herein based on movements in DJO working capital and cash balances, among other reasons.

(b)	Adjustment to recognize the estimated step-up in fair value of inventory acquired.

(c)	Adjustment to eliminate amounts related to derivative instruments associated with DJO’s historical indebtedness.

(d)	Adjustment to recognize the estimated step-up in fair value of property, plant, and equipment acquired.

(e)

Adjustment to eliminate DJO’s historical goodwill of $877.5 million and to recognize goodwill from the Acquisition of $1,301.7 million. Goodwill is calculated as the difference between the purchase price and the fair value of identifiable tangible and intangible assets acquired, net of liabilities assumed. The adjustment is preliminary and subject to change based upon final determination of the fair value of assets acquired and liabilities assumed and finalization of the purchase price.

(f)

Adjustment to recognize the estimated step-up in fair value of intangible assets acquired consisting of trademarks, acquired technology, and customer relationships. The fair value of the intangible assets acquired is as follows:

As of
(in thousands)	December 31, 2018
Trademarks	$606,000
Acquired technology	304,000
Customer relationships	954,000

Fair value of intangible assets acquired	$1,864,000

The fair value of acquired trademarks and technology were determined using the “relief from royalty method,” which is a variation of the income approach. It is used to estimate the cost savings that accrue to the owner of an intangible asset who would otherwise have to pay royalties or license fees on revenues earned through the use of the asset. The fair value of customer relationships was determined using the “excess earnings method” which is a variation of the income approach based on expected future revenues derived from the customers acquired. The above fair value estimates are preliminary and subject to change and could vary materially from the final allocation of purchase price.

(g)

Adjustment to eliminate $29.5 million of DJO’s current portion of long-term debt and $2,434.4 million of DJO’s non-current portion of long-term debt that was repaid, or caused to be repaid, by Colfax as part of the Acquisition.

(h)	Adjustment to accrue for transaction fees and expenses incurred by DJO.

(i)	Adjustment to other liabilities is related to changes in deferred tax liabilities and is as follows:

As of
(in thousands)	December 31, 2018
Incremental increase to intangible assets, inventories, and property, plant, and equipment that do not have tax basis	$337,404
Adjustment to U.S. valuation allowance	(130,905)

Total adjustment to other liabilities	$206,499

(j)	Adjustment to total equity consists of the following:

As of
(in thousands)	December 31, 2018
Eliminate DJO’s historical equity	$864,110
Adjustment to accrue for transaction fees and expenses incurred by DJO	(52,042)
Adjustment to accrue for other estimated transaction fees and expenses incurred by Colfax	(53,292)

Total adjustment to equity	$758,776

8. Merger Related Pro Forma Consolidated Condensed Statement of Operations Adjustments

The following summarizes the pro forma adjustments in connection with the Acquisition to give effect as if it had been completed on January 1, 2018 for the purposes of pro forma consolidated statement of operations:

(a)

Adjustment represents the increase in the depreciation of property, plant, and equipment associated with the respective step-up in the fair value of acquired property, plant and equipment. For purposes of the pro forma consolidated statement of operations, depreciation expense was recorded on a straight-line basis over the life of the acquired property, plant, and equipment.

(b)

Adjustment represents the increase in the amortization of intangible assets associated with the respective step-up in the fair value of acquired identifiable intangible assets, and the adjustment to remove non-recurring transaction costs incurred by DJO and Colfax. For purposes of the pro forma consolidated statement of operations, amortization expense was recorded on a straight-line basis over the life of the acquired intangible assets.

(c)	Adjustment to eliminate interest expense related to historical DJO indebtedness and related derivatives that were not assumed by Colfax.

(d)

Adjustment to record the income tax impacts of the pro forma adjustments using a statutory tax rate of 25.0% for the year ended December 31, 2018. These rates do not reflect Colfax’s effective tax rate, which includes foreign taxes and other items and may differ from the rates assumed for purposes of preparing these statements.

9. Earnings Per Share

The unaudited pro forma consolidated basic and diluted earnings per share (‘‘EPS’’) for the year ended December 31, 2018 are based on pro forma income reflecting the adjustments discussed above divided by the basic and diluted pro forma weighted-average number of common shares outstanding.

In connection with the TEU issuance, prepaid stock purchase contracts were issued, which give the holder the mandatory option to redeem the stock contracts for a variable number of common shares, subject to a minimum share settlement rate, for no additional consideration. The unaudited pro forma basic EPS calculation gives effect to the assumed TEU issuance by including the minimum number of shares issuable in its weighted average shares outstanding, as if they were issued and outstanding as of January 1, 2018, such that the total average of weighted shares outstanding would 138.7 million for the year ended December 31, 2018, on a pro forma consolidated basis.

The unaudited pro forma diluted EPS calculation should give effect to all potentially dilutive shares following the close of the Acquisition, including the shares issuable pursuant to the prepaid stock purchase contracts as part of the TEU issuance. For purposes of calculating unaudited pro forma diluted EPS, the incremental amount of shares that would be exercisable based on the Company’s assumed share price at issuance of $20.81 are included. The exercise of the prepaid stock purchase contracts is assumed to have occurred on January 1, 2018.

The unaudited pro forma basic EPS are calculated as follows:

Year ended
(in thousands, except per share amounts)	December 31, 2018
Pro forma net income attributable to continuing operations	$113,399
Pro forma basic weighted-average common shares outstanding	138,688

Pro forma basic EPS - continuing operations	$0.82

Pro forma net loss attributable to discontinued operations	$(27,834)
Pro forma basic weighted-average common shares outstanding	138,688

Pro forma basic EPS - discontinued operations	$(0.20)

Pro forma net income	$85,565
Pro forma basic weighted-average common shares outstanding	138,688

Pro forma basic EPS - consolidated operations	$0.62

The unaudited pro forma diluted EPS are calculated as follows:

Year ended
(in thousands, except per share amounts)	December 31, 2018
Pro forma net income attributable to continuing operations	$113,399
Pro forma diluted weighted-average common shares outstanding	142,900

Pro forma diluted EPS - continuing operations	$0.79

Pro forma net loss attributable to discontinued operations	$(27,834)
Pro forma diluted weighted-average common shares outstanding	142,900

Pro forma diluted EPS - discontinued operations	$(0.19)

Pro forma net income	$85,565
Pro forma diluted weighted-average common shares outstanding	142,900

Pro forma diluted EPS - consolidated operations	$0.60